SANDERSON FARMS, INC.
                               BONUS AWARD PROGRAM
                            (ALL SALARIED EMPLOYEES)
                           Effective November 1, 1997


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                               SANDERSON FARMS, INC.


                CONTENTS                                       PAGE NO.

 I.             Purpose                                           1

II.             Participation and Maximum Award                   2

III.            Eligibility                                       3

IV.             Determination                                     4

 V.             Objectives and Formulas for Determination
                  of the Bonus Award                              5 - 6

VI.             Parameters                                        7




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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997



                                  I. PURPOSE

         The Board of Directors of Sanderson Farms, Inc. has determined that in addition to the Company's existing competitive and equitable total compensation package, it is desirable to maintain a bonus award program for its salaried employees. The purposes for such a program include:

         A.  To encourage excellence and high levels of performance.

         B. To recognize the contributions of the salaried employees to the overall profitability of the Company.

         C. To encourage all employees from every division in the Company to cooperate, share information and work together as a team for the overall benefit of the Company and its shareholders.





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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997


                      II. PARTICIPATION AND MAXIMUM AWARD

         The Executive Committee of Sanderson Farms, Inc. will select and recognize personnel eligible to participate in the bonus award program, and reserves the right to review and change the class of eligible employees at any time. Those now designated include:

     A. Salaried personnel within the corporate structure of Sanderson Farms, Inc., Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division).

     B. All salaried management and accounting trainees within the corporate structure.


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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997


                               III. ELIGIBILITY

                                  EMPLOYMENT

      Except in the case of death, disability or retirement, as set forth below, employees must be employed in a designated position on October 31 of the applicable fiscal year to be eligible to participate in the bonus award program.

                               PARTICIPATION LEVEL

      If a person becomes an employee in a designated position during the year and is employed in a designated position on October 31, the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used in calculating the amount of such employee's bonus award. Base salary for this purpose shall include regular compensation only, and shall not include bonus award payments and any other miscellaneous payments that might be treated as income to the employee.

                        DEATH, DISABILITY AND RETIREMENT

         If an eligible employee terminates employment with the Company during the fiscal year before October 31 as a result of death, disability or retirement, such employee will be eligible to participate in the Bonus Award Program notwithstanding the fact that the employee is not employed on October 31, and the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used to calculate the amount of such employee's bonus award.

                           EXTRAORDINARY CIRCUMSTANCES

         Extraordinary circumstances will be subject to review by the Executive Committee.



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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997

                    IV. DETERMINATION OF AWARD AND PAYMENT

         Bonus award programs for many corporations focus in some form or another on the real dollar profits earned by the corporation within a given time frame. This method of determining bonuses to be paid to employees recognizes that bonuses should be paid to employees only after a fair and equitable return has been earned for the shareholders who own the company. With this basic philosophy in mind, the Board has determined that no bonuses will be paid under this program unless net return on average stockholders' equity after consideration is taken for any bonus paid under this program for the year exceeds eight percent (8%). After this minimum threshold is met, the Bonus Award Program will become effective, and bonuses will be paid if the other criteria described in this program are met.

         In recognition of the fact that one of our primary obligations as employees of this Company is to our shareholders, the Board of Directors has determined that net profits made by the consolidated corporations [Sanderson Farms, Inc., Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division)] on a per share basis for the period November 1 through October 31 of each year will be the primary basis for bonus awards. For all employees of Sanderson Farms other than certain management level employees, this will be the sole basis for determining bonus awards.

         The audited annual financial statements, on a consolidated basis, of Sanderson Farms, Inc. will be the measuring tool for the net return to shareholders portion of the bonus award program. The annual bonus award will be paid to participants in the bonus award program after the outside auditors have completed their annual audit of the corporations, which is usually approximately two (2) months after the end of the fiscal year.





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                               SANDERSON FARMS, INC.
                               Bonus Award Program
                           Effective November 1, 1997

         V.  OBJECTIVES AND FORMULAS FOR DETERMINATION OF
                                 THE BONUS AWARD

         All salaried employees will receive a bonus if the net income per share objectives set forth below are met, and if the minimum return on average stockholders equity for the year is earned. The annual audited financial statements, on a consolidated basis, of Sanderson Farms, Inc., will be the measuring tool for this portion of the Bonus Award Program. The annual bonus award will be paid to participants after the outside auditors have completed their annual audit of the consolidated corporation.

         The earnings per share objectives and the respective percentage of employees' bonus dependent upon EPS earned for fiscal 1998 (November 1, 1997 thru October 31, 1998) are as follows:

     RANK                           PER SHARE RETURN*       PERCENTAGE OF AWARD
     ----                          ------------------       -------------------

    Best (1st)                              $2.3342              100.0%
          2nd                               $2.2862               95.5%
          3rd                               $2.2322               91.0%
          4th                               $2.1782               86.5%
          5th                               $2.1242               82.0%
          6th                               $2.0702               77.5%
          7th                               $2.0161               73.0%
          8th                               $1.9621               68.5%
          9th                               $1.9081               64.0%
         10th                               $1.8541               59.5%
         11th                               $1.8000               55.0%
         12th                               $1.7460               50.5%
         13th                               $1.6920               46.0%
         14th                               $1.6380               41.5%
         15th                               $1.5839               37.0%
         16th                               $1.5299               32.5%
         17th                               $1.4759               28.0%
         18th                               $1.4219               23.5%
         19th                               $1.3678               19.0%
         20th                               BELOW              ZERO (0)

*Net of bonus.



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The following formula will be utilized to determine the exact dollar amount of a participant's bonus award dependent upon EPS performance.

                A   =      Gross Award
                S   =      Base Salary (excluding bonus award
                           payments and other items of
                           miscellaneous income) of the
                           Participant during that portion
                           of the year in which he or she
                           was employed in a designated
                           position.
                P   =      Percentage of award earned based on above
                           schedule
                M   =      Percent of salary
                           eligible to be earned as a bonus
                           based on EPS performance.

                FORMULA

              S X P X M = A

      As with any awards made under this Bonus Award Program, no bonus will be paid unless total net income return (after bonus) on average stockholders' equity for the year exceeds eight percent (8%). Net return on average stockholders' equity will be computed by taking the average of beginning and ending stockholders' equity for the applicable year, and dividing that number into net income for the year.

      The percent of salary eligible to be earned as a bonus based on EPS performance ("M" in the above formula) for the fiscal year ending October 31, 1998, is 25%.


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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997

                                 VI. PARAMETERS

       This bonus award program has been designed to encourage teamwork and cooperation among all of the divisions of Sanderson Farms, and to ensure that Sanderson Farms is consistently among the leaders in profitability in the broiler and prepared foods industry. The program is also designed to pay a bonus to employees only after the Company has returned to its shareholders a fair and equitable return.

       1. In the event of extraordinary operating conditions that were unforeseen when setting the objectives and percentages in this bonus award program, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

       2. In the event of possible reporting errors affecting the ranking, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

       3. In the event changes in laws or accounting procedures affect the ranking, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.